Exhibit 99.1

Equinix Reports Third Quarter 2021 Results

As the Digitization of Business Models Accelerates, Equinix Delivers Another Consecutive Quarter of Revenue Growth

REDWOOD CITY, Calif., Nov. 3, 2021 /PRNewswire/ --

  Quarterly revenues increased 10% over the same quarter last year to $1.675 billion, or 8% on a normalized and constant currency basis, representing the company's 75th consecutive quarter of revenue growth
  Record channel bookings accounted for more than 35% of total bookings, nearly 50% of enterprise bookings, and more than 60% of new logos in Q3
  Interconnection revenues continued to outpace colocation revenues in Q3 with total interconnections increasing to more than 414,000
  Significant milestones in the quarter included closing the GPX India acquisition to enter the strategic market of India and expanding the xScaleTM program with a new agreement to form a $575 million joint venture in Australia

Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure companyTM, today reported results for the quarter ended September 30, 2021. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

Third Quarter 2021 Results Summary

  Revenues
    $1.675 billion, a 1% increase over the previous quarter
    Includes a $6 million negative foreign currency impact when compared to prior guidance  rates
  Operating Income
    $282 million, a 1% increase over the previous quarter and an operating margin of 17%
  Adjusted EBITDA
    $786 million, a 47% adjusted EBITDA margin
    Includes a $3 million negative foreign currency impact when compared to prior guidance  rates
    Includes $3 million of integration costs
  Net Income and Net Income per Share attributable to Equinix
    $152 million, a 123% increase over the previous quarter, primarily due to lower debt redemption costs and operating performance
    $1.68 per share, a 121% increase over the previous quarter
  AFFO and AFFO per Share
    $628 million, a 1% decrease from the previous quarter, including a $13 million increase in tax expense attributable to lower debt redemption costs
    $6.94 per share, a 1% decrease from the previous quarter
    Includes $3 million of integration costs

2021 Annual Guidance Summary

  Revenues
    $6.614 - $6.634 billion, an increase of 10 - 11% over the previous year, or a normalized and constant currency increase of ~8%
    Includes an incremental $5 million from the GPX India acquisition, offset by a $20 million negative foreign currency impact when compared to prior guidance rates
  Adjusted EBITDA
    $3.119 - $3.139 billion, a 47% adjusted EBITDA margin
    Increases prior guidance by $10 million for GPX India and lower integration costs, offset by a $9 million negative foreign currency impact when compared to prior guidance rates
    Assumes $18 million of integration costs
  AFFO and AFFO per Share
    $2.444 - $2.464 billion, an increase of 12 - 13% over the previous year, or a normalized and constant currency increase of 10 - 11%
    Increases prior guidance by a net $3 million for GPX India and lower integration costs, offset by slightly higher taxes and a $3 million negative foreign currency impact when compared to prior guidance rates
    $27.03 - $27.25 per share, an increase of 9 - 10% over the previous year on both an as-reported and a normalized and constant currency basis
    Assumes $18 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote

Charles Meyers, President and CEO, Equinix:

"The pandemic has triggered an accelerated need to digitize business models in virtually every segment of the economy, and our strong Q3 results are reflective of this increasing demand for digital services. As the world's digital infrastructure company, Equinix remains uniquely positioned to help businesses as they shift towards distributed, hybrid and multicloud as the clear architecture of choice."

Business Highlights

  Equinix continued to extend its global platform both organically and through acquisitions, enhancing cloud and network density to offer enterprises the most robust platform for their digital infrastructure:
    In September, Equinix completed the GPX India acquisition, providing an entry into the strategic market of India and bringing the global footprint of Platform Equinix® to 27 countries, 65 metros and more than 235 data centers.
    11 major data center openings and expansions were delivered in Q3, including the key markets of Frankfurt, New York and Singapore.
    31 additional major projects are underway across 23 markets in 16 countries.
  The xScaleTM program continued to expand in Q3, supporting the unique needs of hyperscale companies and the increasing demand for hybrid multicloud architecture:
    In October, Equinix announced an agreement to form a new $575 million joint venture with PGIM Real Estate to extend its xScale data center program into Australia.
    The total investment in the xScale program, when closed and fully built out, is expected to be more than $7.5 billion across 34 facilities globally with more than 675 megawatts of power capacity.
    Eight xScale builds are currently under development, including newly announced projects in Madrid, Mexico City and Sydney.
  Equinix continued the growth of its indirect selling initiatives, with channel sales contributing more than 35% of the bookings for the quarter, nearly half of enterprise bookings, and more than 60% of new logos in the quarter. Wins were across a wide range of industry verticals and use cases, with continued strength from strategic partners.

COVID-19 Update

Many of Equinix's International Business ExchangeTM (IBX®) and xScale data centers have been identified as "essential businesses" or "critical infrastructure" by local governments for purposes of remaining open during the ongoing COVID-19 pandemic, and all data centers remain operational at the time of filing of this press release. Precautionary measures have been implemented during the COVID-19 pandemic to minimize the risk of operational impact and to protect the health and safety of employees, customers, partners and communities.

Looking ahead, the full impact of the COVID-19 pandemic on the company's financial condition or results of operations remains uncertain and will depend on a number of factors, including its impact on Equinix customers, partners and vendors and the impact on, and functioning of, the global financial markets. The company's past results may not be indicative of future performance, and historical trends may differ materially. Additional information pertaining to the impact of the COVID-19 pandemic on Equinix and the company's response thereto will be provided in the upcoming Form 10-Q to be filed with the Securities and Exchange Commission for the quarter ended September 30, 2021.

Business Outlook

For the fourth quarter of 2021, the Company expects revenues to range between $1.685 and $1.705 billion, an increase of 1 - 2% compared to the prior quarter on both an as-reported and a normalized and constant currency basis. This guidance includes a $5 million negative foreign currency impact when compared to the average FX rates in Q3 2021. This guidance includes the largest ever normalized step-up in recurring revenues in Q4, a reflection of continued strong execution, and a sequential decrease of non-recurring revenues by approximately $12 million. Adjusted EBITDA is expected to range between $762 and $782 million. Adjusted EBITDA includes a $2 million negative foreign currency impact when compared to the average FX rates in Q3 2021 and $7 million of integration costs from acquisitions. Recurring capital expenditures are expected to range between $75 and $85 million.

For the full year of 2021, total revenues are expected to range between $6.614 and $6.634 billion, a 10 - 11% increase over the previous year, or a normalized and constant currency increase of approximately 8%. This updated full year guidance includes an incremental $5 million from the GPX India acquisition, offset by a negative foreign currency impact of $20 million when compared to the prior guidance rates. Adjusted EBITDA is expected to range between $3.119 and $3.139 billion, an adjusted EBITDA margin of 47%. This updated full year guidance includes a $7 million reduction of integration costs and an incremental $3 million from the GPX India acquisition, offset by a negative foreign currency impact of $9 million when compared to the prior guidance rates. AFFO is expected to range between $2.444 and $2.464 billion, an increase of 12 - 13% over the previous year, or a normalized and constant currency increase of 10 - 11%. This updated guidance includes a net $3 million increase due to the GPX India acquisition and lower integration costs, offset by slightly higher taxes and a $3 million negative foreign currency impact when compared to the prior guidance rates. AFFO per share is expected to range between $27.03 and $27.25, an increase of 9 - 10% over the previous year, both as-reported and on a normalized and constant currency basis. Total capital expenditures are expected to range between $2.738 and $2.988 billion. Non-recurring capital expenditures, including xScale-related costs, are expected to range between $2.550 and $2.790 billion, and recurring capital expenditures are expected to range between $188 and $198 million. xScale-related on-balance sheet capital expenditures are expected to range between $425 and $475 million, which we anticipate will be reimbursed from both the current and future xScale JVs.

The U.S. dollar exchange rates used for 2021 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.16 to the Euro, $1.32 to the Pound, S$1.36 to the U.S. dollar, ¥111 to the U.S. dollar, and R$5.47 to the U.S. dollar. The Q3 2021 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 20%, 9%, 7%, 7% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property, and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q3 2021 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended September 30, 2021, along with its future outlook, in its quarterly conference call on Wednesday, November 3, 2021, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, February 16, 2022, by dialing 1-866-373-9229 and referencing the passcode 2021. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of a data center, and do not reflect its current or future cash spending levels to support its business. Its data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of a data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges generally related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix's underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX and xScale data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the ongoing COVID-19 pandemic; the challenges of acquiring, operating and constructing IBX and xScale data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Recurring revenues	$1,563,616	$1,542,462	$1,432,072	$4,617,011	$4,191,904
Non-recurring revenues	111,560	115,457	87,695	312,148	242,526
Revenues	1,675,176	1,657,919	1,519,767	4,929,159	4,434,430
Cost of revenues	885,650	865,120	767,979	2,561,987	2,243,605
Gross profit	789,526	792,799	751,788	2,367,172	2,190,825
Operating expenses:
Sales and marketing	182,997	185,610	172,727	551,434	531,301
General and administrative	334,625	322,005	279,350	958,086	797,837
Transaction costs	5,197	6,985	5,840	13,364	30,987
Impairment charges	—	—	7,306	—	7,306
Gain on asset sales	(15,414)	(455)	(1,785)	(14,149)	(928)
Total operating expenses	507,405	514,145	463,438	1,508,735	1,366,503
Income from operations	282,121	278,654	288,350	858,437	824,322
Interest and other income (expense):
Interest income	411	374	1,452	1,514	7,410
Interest expense	(78,943)	(87,231)	(99,736)	(255,855)	(315,554)
Other income (expense)	1,482	(39,377)	162	(44,845)	9,610
Gain (loss) on debt extinguishment	179	(102,460)	(93,494)	(115,339)	(101,803)
Total interest and other, net	(76,871)	(228,694)	(191,616)	(414,525)	(400,337)
Income before income taxes	205,250	49,960	96,734	443,912	423,985
Income tax (expense) benefit	(53,224)	18,527	(29,903)	(67,325)	(104,847)
Net income	152,026	68,487	66,831	376,587	319,138
Net (income) loss attributable to non-controlling interests	190	(148)	(144)	330	(355)
Net income attributable to Equinix	$152,216	$68,339	$66,687	$376,917	$318,783
Net income per share attributable to Equinix:
Basic net income per share	$1.69	$0.76	$0.75	$4.21	$3.65
Diluted net income per share	$1.68	$0.76	$0.74	$4.18	$3.63
Shares used in computing basic net income per share	89,858	89,648	88,806	89,614	87,226
Shares used in computing diluted net income per share	90,467	90,104	89,519	90,202	87,925

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income	$152,026	$68,487	$66,831	$376,587	$319,138
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	(260,011)	110,466	299,441	(444,691)	66,935
Net investment hedge CTA gain (loss)	131,080	(37,036)	(227,101)	264,219	(179,213)
Unrealized gain (loss) on cash flow hedges	28,270	(5,700)	(33,842)	52,048	(54,966)
Net actuarial gain on defined benefit plans	14	15	22	41	77
Total other comprehensive income (loss), net of tax	(100,647)	67,745	38,520	(128,383)	(167,167)
Comprehensive income, net of tax	51,379	136,232	105,351	248,204	151,971
Net (income) loss attributable to non-controlling interests	190	(148)	(144)	330	(355)
Other comprehensive (income) attributable to non-controlling interests	—	(11)	(30)	(10)	(21)
Comprehensive income attributable to Equinix	$51,569	$136,073	$105,177	$248,524	$151,595

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,379,100	$1,604,869
Short-term investments	—	4,532
Accounts receivable, net	792,101	676,738
Other current assets	492,832	323,016
Assets held for sale	235,330	—
Total current assets	2,899,363	2,609,155
Property, plant and equipment, net	15,307,049	14,503,084
Operating lease right-of-use assets	1,325,872	1,475,057
Goodwill	5,401,744	5,472,553
Intangible assets, net	1,994,023	2,170,945
Other assets	846,080	776,047
Total assets	$27,774,131	$27,006,841
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$844,056	$844,862
Accrued property, plant and equipment	347,003	301,155
Current portion of operating lease liabilities	150,490	154,207
Current portion of finance lease liabilities	148,522	137,683
Current portion of mortgage and loans payable	67,571	82,289
Current portion of senior notes	—	150,186
Other current liabilities	223,494	354,368
Total current liabilities	1,781,136	2,024,750
Operating lease liabilities, less current portion	1,147,490	1,308,627
Finance lease liabilities, less current portion	1,986,266	1,784,816
Mortgage and loans payable, less current portion	560,733	1,287,254
Senior notes, less current portion	11,000,669	9,018,277
Other liabilities	729,264	948,999
Total liabilities	17,205,558	16,372,723
Common stock	90	89
Additional paid-in capital	15,488,848	15,028,357
Treasury stock	(112,696)	(122,118)
Accumulated dividends	(5,902,937)	(5,119,274)
Accumulated other comprehensive loss	(1,041,761)	(913,368)
Retained earnings	2,137,219	1,760,302
Total Equinix stockholders' equity	10,568,763	10,633,988
Non-controlling interests	(190)	130
Total stockholders' equity	10,568,573	10,634,118
Total liabilities and stockholders' equity	$27,774,131	$27,006,841

Ending headcount by geographic region is as follows:
Americas headcount	4,971	4,599
EMEA headcount	3,588	3,405
Asia-Pacific headcount	2,242	2,009
Total headcount	10,801	10,013

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020

Finance lease liabilities	$2,134,788	$1,922,499

Term loans	555,268	1,288,779
Mortgage payable and other loans payable	73,036	80,764
Plus (minus): mortgage premium, debt discount and issuance costs, net	(1,226)	1,427
Total mortgage and loans payable principal	627,078	1,370,970

Senior notes	11,000,669	9,168,463
Plus: debt discount and issuance costs	122,031	92,773
Less: debt premium	—	(186)
Total senior notes principal	11,122,700	9,261,050

Total debt principal outstanding	$13,884,566	$12,554,519

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Cash flows from operating activities:
Net income	$152,026	$68,487	$66,831	$376,587	$319,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	419,684	417,758	362,286	1,231,760	1,048,151
Stock-based compensation	94,710	94,335	75,248	267,395	215,591
Amortization of debt issuance costs and debt discounts and premiums	4,390	4,430	3,884	12,760	11,788
(Gain) loss on debt extinguishment	(179)	102,460	93,494	115,339	101,803
Gain on asset sales	(15,414)	(455)	(1,785)	(14,149)	(928)
Impairment charges	—	—	7,306	—	7,306
Other items	5,932	11,296	(2,518)	28,410	18,229
Changes in operating assets and liabilities:
Accounts receivable	(53,984)	(39,709)	(23,871)	(111,313)	(38,104)
Income taxes, net	21,735	(55,661)	(32,054)	(44,200)	(20,193)
Accounts payable and accrued expenses	67,169	19,161	61,410	9,968	35,846
Operating lease right-of-use assets	40,953	20,851	38,319	102,728	114,611
Operating lease liabilities	(37,423)	(63,765)	(35,300)	(137,751)	(107,391)
Other assets and liabilities	(34,853)	20,009	(81,088)	(182,433)	(82,169)
Net cash provided by operating activities	664,746	599,197	532,162	1,655,101	1,623,678
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(52,138)	(2,595)	3,969	(73,082)	(36,312)
Business acquisitions, net of cash and restricted cash acquired	(158,498)	—	—	(158,498)	(478,248)
Real estate acquisitions	(107,212)	(33,900)	(41,895)	(194,849)	(124,462)
Purchases of other property, plant and equipment	(678,277)	(692,232)	(565,285)	(1,934,107)	(1,448,174)
Proceeds from asset sales	174,494	—	—	174,494	—
Net cash used in investing activities	(821,631)	(728,727)	(603,211)	(2,186,042)	(2,087,196)
Cash flows from financing activities:
Proceeds from employee equity awards	37,594	—	31,727	77,628	62,118
Payment of dividend distributions	(262,362)	(258,053)	(240,690)	(783,454)	(710,177)
Proceeds from public offering of common stock, net of offering costs	—	99,599	196,477	99,599	1,981,375
Proceeds from mortgage and loans payable	—	—	—	—	750,790
Proceeds from senior notes, net of debt discounts	—	2,587,910	—	3,878,662	2,585,736
Repayment of finance lease liabilities	(31,252)	(66,293)	(31,765)	(130,129)	(74,446)
Repayment of mortgage and loans payable	(10,367)	(675,873)	(19,431)	(706,426)	(808,609)
Repayment of senior notes	—	(1,400,000)	(1,947,050)	(1,990,650)	(2,440,761)
Debt extinguishment costs	—	(90,664)	(77,785)	(99,185)	(82,404)
Debt issuance costs	—	(21,950)	—	(25,102)	(26,266)
Net cash provided by (used in) financing activities	(266,387)	174,676	(2,088,517)	320,943	1,237,356
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(7,085)	4,965	18,513	(24,139)	5,637
Net increase (decrease) in cash, cash equivalents and restricted cash	(430,357)	50,111	(2,141,053)	(234,137)	779,475
Cash, cash equivalents and restricted cash at beginning of period	1,821,915	1,771,804	4,807,141	1,625,695	1,886,613
Cash, cash equivalents and restricted cash at end of period	$1,391,558	$1,821,915	$2,666,088	$1,391,558	$2,666,088
Supplemental cash flow information:
Cash paid for taxes	$35,755	$32,667	$55,473	$118,392	$116,549
Cash paid for interest	$86,466	$128,636	$115,174	$316,157	$363,767

Negative free cash flow (1)	$(104,747)	$(126,935)	$(75,018)	$(457,859)	$(427,206)

Adjusted free cash flow (negative adjusted free cash flow) (2)	$160,963	$(93,035)	$(33,123)	$(104,512)	$175,504

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$664,746	$599,197	$532,162	$1,655,101	$1,623,678
Net cash used in investing activities as presented above	(821,631)	(728,727)	(603,211)	(2,186,042)	(2,087,196)
Purchases, sales and maturities of investments, net	52,138	2,595	(3,969)	73,082	36,312
Negative free cash flow	$(104,747)	$(126,935)	$(75,018)	$(457,859)	$(427,206)

(2)

We define adjusted free cash flow (negative adjusted free cash flow) as free cash flow (negative free cash flow) as defined above, excluding any real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Negative free cash flow as defined above	$(104,747)	$(126,935)	$(75,018)	$(457,859)	$(427,206)
Less business acquisitions, net of cash and restricted cash acquired	158,498	—	—	158,498	478,248
Less real estate acquisitions	107,212	33,900	41,895	194,849	124,462
Adjusted free cash flow (negative adjusted free cash flow)	$160,963	$(93,035)	$(33,123)	$(104,512)	$175,504

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	Recurring revenues	$1,563,616	$1,542,462	$1,432,072	$4,617,011	$4,191,904
	Non-recurring revenues	111,560	115,457	87,695	312,148	242,526
	Revenues (1)	1,675,176	1,657,919	1,519,767	4,929,159	4,434,430

	Cash cost of revenues (2)	564,499	544,196	494,187	1,619,505	1,451,674
	Cash gross profit (3)	1,110,677	1,113,723	1,025,580	3,309,654	2,982,756

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	114,112	115,282	106,317	342,447	332,995
	Cash general and administrative expenses (6)	210,267	201,164	182,018	610,400	508,265
	Total cash operating expenses (4)(7)	324,379	316,446	288,335	952,847	841,260

	Adjusted EBITDA (8)	$786,298	$797,277	$737,245	$2,356,807	$2,141,496

	Cash gross margins (9)	66%	67%	67%	67%	67%

	Adjusted EBITDA margins(10)	47%	48%	49%	48%	48%

	Adjusted EBITDA flow-through rate (11)	(64)%	39%	35%	50%	48%

	FFO (12)	$407,981	$340,873	$298,183	$1,166,117	$998,883

	AFFO (13)(14)	$628,270	$631,937	$579,682	$1,887,035	$1,672,180

	Basic FFO per share (15)	$4.54	$3.80	$3.36	$13.01	$11.45

	Diluted FFO per share (15)	$4.51	$3.78	$3.33	$12.93	$11.36

	Basic AFFO per share (15)	$6.99	$7.05	$6.53	$21.06	$19.17

	Diluted AFFO per share (15)	$6.94	$7.01	$6.48	$20.92	$19.02

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$504,711	$497,659	$450,030	$1,489,829	$1,348,482
	Interconnection	168,511	167,618	156,677	501,016	460,993
	Managed infrastructure	43,313	40,734	28,954	122,532	83,372
	Other	4,757	451	3,911	7,246	14,212
	Recurring revenues	721,292	706,462	639,572	2,120,623	1,907,059
	Non-recurring revenues	41,761	44,181	32,760	119,013	88,597
	Revenues	$763,053	$750,643	$672,332	$2,239,636	$1,995,656

	EMEA Revenues:

	Colocation	$400,395	$398,703	$391,773	$1,187,373	$1,135,247
	Interconnection	65,809	65,258	55,700	192,717	155,145
	Managed infrastructure	31,445	31,176	30,690	94,732	89,839
	Other	5,639	3,682	5,581	14,367	14,177
	Recurring revenues	503,288	498,819	483,744	1,489,189	1,394,408
	Non-recurring revenues	41,939	39,110	34,339	112,684	90,674
	Revenues	$545,227	$537,929	$518,083	$1,601,873	$1,485,082

	Asia-Pacific Revenues:

	Colocation	$259,092	$259,573	$236,762	$773,223	$686,658
	Interconnection	56,789	54,898	48,565	164,869	136,376
	Managed infrastructure	21,572	22,094	22,614	66,415	66,588
	Other	1,583	616	815	2,692	815
	Recurring revenues	339,036	337,181	308,756	1,007,199	890,437
	Non-recurring revenues	27,860	32,166	20,596	80,451	63,255
	Revenues	$366,896	$369,347	$329,352	$1,087,650	$953,692

	Worldwide Revenues:

	Colocation	$1,164,198	$1,155,935	$1,078,565	$3,450,425	$3,170,387
	Interconnection	291,109	287,774	260,942	858,602	752,514
	Managed infrastructure	96,330	94,004	82,258	283,679	239,799
	Other	11,979	4,749	10,307	24,305	29,204
	Recurring revenues	1,563,616	1,542,462	1,432,072	4,617,011	4,191,904
	Non-recurring revenues	111,560	115,457	87,695	312,148	242,526
	Revenues	$1,675,176	$1,657,919	$1,519,767	$4,929,159	$4,434,430

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$885,650	$865,120	$767,979	$2,561,987	$2,243,605
	Depreciation, amortization and accretion expense	(311,438)	(310,916)	(265,936)	(914,294)	(767,077)
	Stock-based compensation expense	(9,713)	(10,008)	(7,856)	(28,188)	(24,854)
	Cash cost of revenues	$564,499	$544,196	$494,187	$1,619,505	$1,451,674

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$239,172	$234,679	$196,731	$667,311	$576,431
	EMEA cash cost of revenues	204,174	196,661	189,423	600,018	554,229
	Asia-Pacific cash cost of revenues	121,153	112,856	108,033	352,176	321,014
	Cash cost of revenues	$564,499	$544,196	$494,187	$1,619,505	$1,451,674

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$517,622	$507,615	$452,077	$1,509,520	$1,329,138
	Depreciation and amortization expense	(108,246)	(106,842)	(96,350)	(317,466)	(281,074)
	Stock-based compensation expense	(84,997)	(84,327)	(67,392)	(239,207)	(206,804)
	Cash operating expense	$324,379	$316,446	$288,335	$952,847	$841,260

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$182,997	$185,610	$172,727	$551,434	$531,301
	Depreciation and amortization expense	(48,320)	(49,549)	(48,780)	(149,940)	(143,916)
	Stock-based compensation expense	(20,565)	(20,779)	(17,630)	(59,047)	(54,390)
	Cash sales and marketing expense	$114,112	$115,282	$106,317	$342,447	$332,995

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$334,625	$322,005	$279,350	$958,086	$797,837
	Depreciation and amortization expense	(59,926)	(57,293)	(47,570)	(167,526)	(137,158)
	Stock-based compensation expense	(64,432)	(63,548)	(49,762)	(180,160)	(152,414)
	Cash general and administrative expense	$210,267	$201,164	$182,018	$610,400	$508,265

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$202,113	$190,040	$185,051	$580,141	$532,955
	EMEA cash SG&A	73,500	78,742	65,444	228,213	193,882
	Asia-Pacific cash SG&A	48,766	47,664	37,840	144,493	114,423
	Cash SG&A	$324,379	$316,446	$288,335	$952,847	$841,260

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Income from operations	$282,121	$278,654	$288,350	$858,437	$824,322
	Depreciation, amortization and accretion expense	419,684	417,758	362,286	1,231,760	1,048,151
	Stock-based compensation expense	94,710	94,335	75,248	267,395	231,658
	Impairment charges	—	—	7,306	—	7,306
	Transaction costs	5,197	6,985	5,840	13,364	30,987
	Gain on asset sales	(15,414)	(455)	(1,785)	(14,149)	(928)
	Adjusted EBITDA	$786,298	$797,277	$737,245	$2,356,807	$2,141,496

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$26,520	$27,745	$50,657	$135,830	$156,388
	Americas depreciation, amortization and accretion expense	219,106	222,413	182,899	644,225	536,542
	Americas stock-based compensation expense	70,495	69,982	55,044	198,739	174,059
	Americas transaction costs	4,478	6,239	3,735	10,956	20,288
	Americas (gain) loss on asset sales	1,169	(455)	(1,785)	2,434	(1,007)
	Americas adjusted EBITDA	$321,768	$325,924	$290,550	$992,184	$886,270

	EMEA income from operations	$153,424	$131,158	$148,992	$404,367	$413,150
	EMEA depreciation, amortization and accretion expense	115,026	115,702	101,265	341,941	286,958
	EMEA stock-based compensation expense	15,022	15,114	12,770	42,266	36,012
	EMEA transaction costs	664	552	189	1,651	772
	EMEA (gain) loss on asset sales	(16,583)	—	—	(16,583)	79
	EMEA adjusted EBITDA	$267,553	$262,526	$263,216	$773,642	$736,971

	Asia-Pacific income from operations	$102,177	$119,751	$88,701	$318,240	$254,784
	Asia-Pacific depreciation, amortization and accretion expense	85,552	79,643	78,122	245,594	224,651
	Asia-Pacific stock-based compensation expense	9,193	9,239	7,434	26,390	21,587
	Asia-Pacific impairment charges	—	—	7,306	—	7,306
	Asia-Pacific transaction costs	55	194	1,916	757	9,927
	Asia-Pacific adjusted EBITDA	$196,977	$208,827	$183,479	$590,981	$518,255

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	69%	69%	71%	70%	71%
	EMEA cash gross margins	63%	63%	63%	63%	63%
	Asia-Pacific cash gross margins	67%	69%	67%	68%	66%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	42%	43%	43%	44%	44%
	EMEA adjusted EBITDA margins	49%	49%	51%	48%	50%
	Asia-Pacific adjusted EBITDA margins	54%	57%	56%	54%	54%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$786,298	$797,277	$737,245	$2,356,807	$2,141,496
	Less adjusted EBITDA - prior period	(797,277)	(773,232)	(720,041)	(2,168,688)	(2,027,572)
	Adjusted EBITDA growth	$(10,979)	$24,045	$17,204	$188,119	$113,924

	Revenues - current period	$1,675,176	$1,657,919	$1,519,767	$4,929,159	$4,434,430
	Less revenues - prior period	(1,657,919)	(1,596,064)	(1,470,121)	(4,554,003)	(4,198,922)
	Revenue growth	$17,257	$61,855	$49,646	$375,156	$235,508

	Adjusted EBITDA flow-through rate	(64)%	39%	35%	50%	48%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$152,026	$68,487	$66,831	$376,587	$319,138
	Net (income) loss attributable to non-controlling interests	190	(148)	(144)	330	(355)
	Net income attributable to Equinix	152,216	68,339	66,687	376,917	318,783
	Adjustments:
	Real estate depreciation	267,973	271,500	232,110	796,117	676,510
	(Gain) loss on disposition of real estate property	(13,744)	(518)	(1,313)	(11,132)	1,569
	Adjustments for FFO from unconsolidated joint ventures	1,536	1,552	699	4,215	2,021
	FFO attributable to common shareholders	$407,981	$340,873	$298,183	$1,166,117	$998,883

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$407,981	$340,873	$298,183	$1,166,117	$998,883
	Adjustments:
	Installation revenue adjustment	13,710	4,539	(3,797)	22,161	(3,629)
	Straight-line rent expense adjustment	3,855	3,381	3,019	11,597	7,220
	Amortization of deferred financing costs and debt discounts and premiums	4,390	4,447	3,884	12,760	11,788
	Contract cost adjustment	(15,919)	(13,381)	(7,111)	(43,311)	(22,852)
	Stock-based compensation expense	94,710	94,335	75,248	267,395	231,658
	Non-real estate depreciation expense	100,604	93,062	78,356	278,644	220,565
	Amortization expense	50,354	51,679	50,222	155,428	148,075
	Accretion expense	753	1,517	1,598	1,571	3,001
	Recurring capital expenditures	(47,735)	(45,331)	(38,327)	(113,396)	(86,191)
	(Gain) loss on debt extinguishment	(179)	102,460	93,494	115,339	101,803
	Transaction costs	5,197	6,985	5,840	13,364	30,987
	Impairment charges (1)	(1,240)	33,552	7,306	32,312	7,306
	Income tax expense adjustment (1)	11,256	(47,440)	11,480	(35,419)	22,383
	Adjustments for AFFO from unconsolidated joint ventures	533	1,259	287	2,473	1,183
	AFFO attributable to common shareholders	$628,270	$631,937	$579,682	$1,887,035	$1,672,180

	(1)

Impairment charges for 2021 relate to the impairment of an indemnification asset in Q2 2021 resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$786,298	$797,277	$737,245	$2,356,807	$2,141,496
	Adjustments:
	Interest expense, net of interest income	(78,532)	(86,857)	(98,284)	(254,341)	(308,144)
	Amortization of deferred financing costs and debt discounts and premiums	4,390	4,447	3,884	12,760	11,788
	Income tax (expense) benefit	(53,224)	18,527	(29,903)	(67,325)	(104,847)
	Income tax expense adjustment (1)	11,256	(47,440)	11,480	(35,419)	22,383
	Straight-line rent expense adjustment	3,855	3,381	3,019	11,597	7,220
	Contract cost adjustment	(15,919)	(13,381)	(7,111)	(43,311)	(22,852)
	Installation revenue adjustment	13,710	4,539	(3,797)	22,161	(3,629)
	Recurring capital expenditures	(47,735)	(45,331)	(38,327)	(113,396)	(86,191)
	Other income (expense)	1,482	(39,377)	162	(44,845)	9,610
	(Gain) loss on disposition of real estate property	(13,744)	(518)	(1,313)	(11,132)	1,569
	Adjustments for unconsolidated JVs' and non-controlling interests	2,259	2,663	842	7,018	2,849
	Adjustments for impairment charges (1)	(1,240)	33,552	—	32,312	—
	Adjustment for gain on sale of assets	15,414	455	1,785	14,149	928
	AFFO attributable to common shareholders	$628,270	$631,937	$579,682	$1,887,035	$1,672,180

	(1)

Impairment charges for 2021 relate to the impairment of an indemnification asset in Q2 2021 resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	89,858	89,648	88,806	89,614	87,226
	Effect of dilutive securities:
	Employee equity awards	609	456	713	588	699
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	90,467	90,104	89,519	90,202	87,925

	Basic FFO per share	$4.54	$3.80	$3.36	$13.01	$11.45
	Diluted FFO per share	$4.51	$3.78	$3.33	$12.93	$11.36

	Basic AFFO per share	$6.99	$7.05	$6.53	$21.06	$19.17
	Diluted AFFO per share	$6.94	$7.01	$6.48	$20.92	$19.02

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